                                                                   Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 Nos. 333-59175 and 333-59175-01) and related Prospectus of KeyCorp and KeyCorp Capital II and to the incorporation by reference therein of our report dated January 13, 1998, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
March 5, 1999